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                                                                    EXHIBIT 99.3

                         STATEMENT OF UNANIMOUS CONSENT
                          TO ACTION TAKEN IN LIEU OF A
                    SPECIAL MEETING OF THE BOARD OF DIRECTORS
                                       OF
                              SEARCHHOUND.COM, INC.


               In lieu of a special meeting of the board of directors of SEARCHHOUND.COM, Inc., a Nevada corporation (the "Company"), the undersigned being all of the directors of said Company entitled to vote on the resolutions set forth below, do hereby consent to the adoption of, and do hereby adopt, the following resolution and declare it to be in full force and effect as if it had been duly adopted at a meeting of the directors of the Company, duly called, noticed and held.

               RESOLVED, that the Chief Executive Officer of the Company and/or such other officers of the Company as the Chief Executive Officer may designate (the "Designees"), be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take any and all actions which they deem necessary under the Securities Act of 1933, as amended (the "1933 Act"), to register with the Securities and Exchange Commission (the "Commission") shares of the Common Stock, par value $0.001 of the Company (the "Shares") to be issued to employees and consultants in lieu of compensation for services rendered to the Company and to members of the Board of Directors pursuant to the Board Directors Compensation Package, attached hereto as Exhibit A (the "Package");

               RESOLVED, that this Board hereby authorizes and approves (1) the execution and filing by the Company with the Commission of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering the Shares under the 1933 Act, (ii) all required amendments and supplements to said Registration Statement, both before and after the effective date thereof, and (iii) all certificates, supplements, exhibits and other instruments in connection therewith, as evidenced by the filing thereof, in the name and on behalf of the Company and the Agreements, by the Chief Executive Officer or the Designees of the Company, in each case, as such officers deem necessary or advisable;

               RESOLVED, that Dave Mullikin be, and hereby is, appointed as attorney-in-fact for the Company and for each officer and director of the Company who is or may be required to execute the Registration Statement, with full power of substitution and resubstitution, for and in the name, place and stead of the Company and said officers and directors, to sign and file any and all amendments to the Registration Statement (whether such amendments are filed prior to or subsequent to the effective date thereof) and amendments to the exhibits thereto, any request for acceleration of the effective date of the Registration Statement and any and all applications or other documents to be filed with the Commission pertaining to the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, hereby ratifying and approving the acts of such attorneys-in-fact or any such substitute;



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               RESOLVED, that the Chief Executive Officer or the Designees be, and each of them hereby is, authorized and directed, for and on the Company's behalf, to execute a Power of Attorney evidencing the foregoing appointment;

               RESOLVED, that Dave Mullikin be, and he hereby is, appointed as "Agent for Service" of the Company to receive notices and communications from the Commission in connection with the Registration Statement, with all the powers incident to such appointment;

               RESOLVED, that this Board hereby authorizes, approves and ratifies the qualification, registration and exemption from qualification or registration of the Shares included in said Registration Statement under the securities laws of those states in which qualification, registration or exemption therefrom is required, and this Board hereby authorizes the execution, acknowledgment, verification, delivery, filing and publication by the officers of the Company of any and all documents and instruments required to effect such qualification, registration or exemption therefrom, and the officers of the Company are hereby authorized to take any and all further action which they may deem necessary or advisable in order to complete any such qualification, registration or exemption therefrom and to maintain the same for as long as they deem necessary or as required by law, and the specific wording of any resolution required in connection therewith is hereby adopted and ratified with the same force and effect as if set forth herein in full;

               RESOLVED, that this Board hereby authorizes, approves and ratifies the licensing or registration of the Company and the officers of the Company as broker-dealers and/or agents or the exemption of the Company and its officers from broker-dealer and agents licensing or registration under the securities laws of those states in which licensing, registration or exemption therefrom is required, and this Board hereby authorizes, approves and ratifies the execution, acknowledgment, verification, delivery, filing and publication by the officers of the Company of any and all documents and instruments required to effect such licensing, registration or exemption therefrom, and the officers of the Company are hereby authorized to take any and all further action which they may deem necessary or advisable in order to complete any such licensing, registration or exemption therefrom and to maintain the same for as long as they deem necessary or as required by law, and the specific wording of any resolution required in connection therewith is hereby adopted and ratified with the same force and effect as if set forth herein in full;

               RESOLVED, that the specific wording of the following uniform form of corporate resolution is hereby adopted:

               "RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents including but not limited to, applications, reports, surety bonds,



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       irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;"

               RESOLVED, that the Company is authorized to pay all necessary and reasonable fees and expenses incurred in connection with the registration under the 1933 Act and applicable states of the Shares, including all registration and "blue sky" fees and expenses, all fees and expenses of the Company's independent accountants and attorneys incurred in connection therewith, and all fees and expenses of the registrar and transfer agent of the Company with respect to such Shares; and that the Chief Executive Officer or the Designees, or any of them, be, and they each hereby are, authorized and directed, in the name and on behalf of the Company, to make all payments as they shall determine to be necessary or advisable, such necessity or advisability to be evidenced by such payment;

               RESOLVED, that the officers of the Company be and they are hereby authorized to execute all such further instruments and documents and to take all such further action as they may deem necessary or appropriate in order to carry out the above resolutions and the effect the actions contemplated thereby.

Dated:  December 14, 2000

                                                   /s/ John Flanders
                                                   -----------------------------
                                                   John Flanders

                                                   /s/ Art Fillmore
                                                   -----------------------------
                                                   Art Fillmore

                                                   /s/ Brad Cohen
                                                   -----------------------------
                                                   Brad Cohen

                                                   /s/ Dave Mullikin
                                                   -----------------------------
                                                   Dave Mullikin



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                                    EXHIBIT A

                              SEARCHHOUND.COM, INC.
                               BOARD OF DIRECTORS
                              COMPENSATION PACKAGE


ACTIVITY
    Monthly telephone Board calls (approximately 30 minutes) will be held near the 15th of the month to review operations, financial performance, and Board relevant issues.
    Ad hoc calls as needed.
    Quarterly "in person" meeting for 1/2 day.
    Interim items may include reviewing strategic partnerships, acquisition opportunities, SEC filings, etc.
    Assistance with significant partners, fundraising, financing, IR, PR, etc.


EXTERNAL BOARD MEMBERS
Initial Appointment:
25,000 Shares (restricted)
50,000 Shares (S-8 unrestricted)


Annually:
5,000 shares (restricted) per quarter issued annually in December prorated for the current year.
$500 cash (or S-8 stock if cash flows preclude cash payment) for each Quarterly "in person" Board meeting.

Travel expenses related to Board activity

INTERNAL BOARD MEMBERS

Initial appointment
No additional compensation

Annually:
25,000 shares (restricted)

Travel expenses related to Board activity



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---------------------------------           ---------------------------------
ART FILLMORE, External Board Member         JOHN FLANDERS, External Board Member



----------------------------------          ---------------------------------
BRAD COHEN, Corporate Secretary,            DAVE MULLIKIN, President & CEO, and
Executive VP of Corporate Development,      Internal Board Member